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TWELFTH AMENDMENT
TO MASTER LOAN AGREEMENT
This TWELFTH AMENDMENT TO MASTER LOAN AGREEMENT (this "Amendment") is entered into to be effective as of December 7, 2015, by and between HOMELAND ENERGY SOLUTIONS, LLC, an Iowa limited liability company ("Borrower") and HOME FEDERAL SAVINGS BANK, a federally chartered stock savings bank organized under the laws of the United States ("Lender").
RECITALS
A.    Borrower and Lender have entered into a Master Loan Agreement dated November 30, 2007, which was amended by the First Amendment to Master Loan Agreement dated August 29, 2008, the Second Amendment to Master Loan Agreement dated September 28, 2009, the Third Amendment to Master Loan Agreement dated September 10, 2010, the Fourth Amendment to Master Loan Agreement dated July 29, 2011, the Fifth Amendment to Master Loan Agreement dated September 9, 2011, the Sixth Amendment to Master Loan Agreement dated April 30, 2013, the Seventh Amendment to Master Loan Agreement dated November 29, 2013, the Eighth Amendment to Master Loan Agreement dated February 28, 2014, the Ninth Amendment to Master Loan Agreement dated November 18, 2014, the Tenth Amendment to Master Loan Agreement dated December 3, 2014, and by the Eleventh Amendment to Master Loan Agreement dated May 27, 2015 (collectively, with all supplements, modifications and other amendments thereto, the "Loan Agreement") under which Lender agreed to extend certain financial accommodations to Borrower.
B,    Borrower has requested certain modifications and waivers to the Loan Agreement, which Lender is willing to do upon the terms and subject to the conditions set forth herein.
AGREEMENT
NOW THEREFORE, in consideration of the facts set forth in the foregoing Recitals, which the parties agree are true and correct, and in consideration for entering into this Amendment and the related documents to be executed concurrently herewith or pursuant hereto, if any, the parties agree as follows:
1.    Amendment to Loan Agreement.
(a)    As of the date of this Amendment, the following defined term(s) as used in the Loan Agreement and the other Loan Documents are hereby added, or amended and restated, as applicable:
"Debt Service Coverage Ratio" means the quotient equal to: (i) the Borrower's EBITDA plus equity contributions; divided by (ii) the sum of the Borrower's current maturities of long term debt, plus interest expense, plus dividends and Distributions.

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(b)    As of the date of this Amendment, section 5.01(d) of the Loan Agreement is hereby amended and restated as follows:
(d)    Working Capital. Maintain Working Capital of at least $27,500,000.00, including without limitation as set forth in Section 5.02(b) on pre- and a post-Distribution basis. Borrower's compliance with this covenant will be tested quarterly using Borrower's financial statements provided pursuant to Section 5.01(c);
(c)    As of the date of this Amendment, section 5.01(e) of the Loan Agreement is hereby amended and restated as follows:
(e)    Intentionally Omitted.
(d)    As of the date of this Amendment, section 5.01(f) of the Loan Agreement is hereby amended and restated as follows:
(f)    Debt Service Coverage Ratio. As of December 31, 2015, and December 31st of each year thereafter, the Debt Service Coverage Ratio of the Borrower for the preceding twelve (12) months shall be not less than 1.15 to 1.00. Each measurement of the Debt Service Coverage Ratio shall be based upon the audit quality year-end financial statements of the Borrower for the applicable year.
(e)    As of the date of this Amendment, section 5.01(g) of the Loan Agreement is hereby amended and restated as follows:
(g)    Intentionally Omitted.
(f)    As of the date of this Amendment, section 5.02(b) of the Loan Agreement is hereby amended and restated as follows:
(b)    Distributions, etc. Declare or pay any dividends, purchase or otherwise acquire for value any of its membership interests (units) now or hereafter outstanding, or make any distribution of assets to its stockholders, members or general partners as such, or permit any of its subsidiaries to purchase or otherwise acquire for value any stock, membership interest or partnership interest of the Borrower, provided, however, the Borrower may: (i) declare and pay dividends or distributions payable in membership interests (units); (ii) purchase or otherwise acquire shares of the membership interests (units) of the Borrower with the proceeds received from the issuance of new membership interests (units); (iii) make cash Distributions as frequently as quarterly; provided that immediately prior to such Distribution, and after giving effect thereto, no Default or Event of Default exists, and Borrower is in compliance with all covenants set forth herein on a pre- and post-distribution basis, including

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compliance with the Working Capital covenant set forth in Section 5.01(d) and the Debt Service Coverage Ratio covenant set forth in Section 5.01(f) ("Allowed Distributions"). For purposes of Allowed Distributions, covenant compliance shall be certified to Lender on a signed Compliance Certificate accompanied by interim internally-prepared monthly financial statements or audited annual financial statements, following Borrower's fiscal year end, in each case delivered to Lender prior to making such Allowed Distribution; (iv) pay dividends or distributions which are immediately reinvested in the Borrower ("Reinvestment Distributions"); and (v) complete the transactions reflected on Schedule 4.01(a); provided, however, that immediately prior to the proposed payment of any dividends or Distributions permitted by this Section 5.02(b), or after giving effect thereto, no Default or Event of Default shall exist. Notwithstanding anything in this Section 5.02(b), without a written waiver from the Lender, aggregate Distributions made and declared in any fiscal year shall not exceed one hundred percent (100%) of Borrower's Net Income (book income) for the fiscal year in which such Distributions are made and declared; or
(g)    As of the date of this Amendment, Exhibit A to the Loan Agreement, the Form of Compliance Certificate, is hereby amended, restated and replaced with the "Exhibit A" attached to this Amendment.
2.Limited Waiver. Lender waives any and all covenant violations or Events of Default that have occurred or could be deemed to have occurred under the Loan Agreement, (including under Sections 5.02(c)) as a result of Borrower making capital expenditures during its 2015 fiscal year in excess of the $5,000,000, which is the maximum amount set forth in Section 5.02(c) of the Loan Agreement. The foregoing waiver is limited solely to the matters set forth herein and except as expressly modified by this Amendment, the terms and conditions of the Loan Agreement and the other Loan Documents shall remain in full force and effect.
3.Effect on Loan Agreement. Except as expressly amended by this Amendment, all of the terms of the Loan Agreement and other Loan Documents shall be unaffected by this Amendment and shall remain in full force and effect. Except as expressly stated herein, nothing contained in this Amendment shall be deemed to constitute a waiver of any rights of the Lender or to affect, modify, or impair any of the rights of the Lender under the Loan Agreement.
4.Conditions Precedent to Effectiveness of this Amendment. The obligations of the Lender hereunder are subject to the conditions precedent that Lender shall have received the following, in form and substance satisfactory to Lender:
(a)this Amendment duly executed by Borrower;

(b)payment of an amendment fee in the amount of $5,000.00, for this Amendment, which amount shall be retained by Lender for its sole account; and

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(c)    all other documents, instruments, or agreements required to be delivered to Lender under the Loan Agreement and not previously delivered to Lender.
5.    Representations and Warranties of Borrower. Borrower hereby agrees with, reaffirms, and acknowledges as follows:

(a)The execution, delivery and performance by Borrower of this Amendment is within Borrower's power, has been duly authorized by all necessary action, and does not contravene: (i) its articles of organization or operating agreement; or (ii) any law or any contractual restriction binding on or affecting Borrower; and does not result in or require the creation of any lien, security interest or other charge or encumbrance upon or with respect to any of its properties, except as otherwise permitted under the Loan Agreement; and

(b)This Amendment is, and each other Loan Document to which Borrower is a party, when delivered, will be, legal, valid and binding obligations of Borrower enforceable against Borrower in accordance with their respective terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting the enforcement of creditor's rights generally and by general principles of equity; and

(c)All other representations, warranties and covenants contained in the Loan Agreement and the other Loan Documents are true and correct and in full force and effect as of the date of this Amendment.
6.    Counterparts.    It is understood and agreed that this Amendment may be
executed in several counterparts each of which shall, for all purposes, be deemed an original and all of which, taken together, shall constitute one and the same agreement even though all of the parties hereto may not have executed the same counterpart of this Amendment. Electronic delivery of an executed counterpart of a signature page to this Amendment shall be effective as delivery of an original executed counterpart to this Amendment.
[SIGNATURE PAGE IMMEDIATELY FOLLOWS]

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SIGNATURE PAGE TO
TWELFTH AMENDMENT TO MASTER LOAN AGREEMENT
BY AND BETWEEN
HOMELAND ENERGY SOLUTIONS, LLC
AND
HOME FEDERAL SAVINGS BANK
EFFECTIVE DATE: December 7, 2015
IN WITNESS WHEREOF, the parties hereto have caused this Twelfth Amendment to Master Loan Agreement to be executed and effective as of the date first above written.

BORROWER:

HOMELAND ENERGY SOULUTIONS, LLC
an Iowa limited liability company

/s/ Dave Finke
By: Dave Finke
Its: Chief Financial Officer

STATE OF	Iowa

COUNTY OF	Chickasaw

On this 1st day of December, 2015, before me a Notary Public within and for said
County, personally appeared Dave Finke, to me known, who being by me duly sworn, did say that he is the Chief Financial Officer of Homeland Energy Solutions, LLC, the limited liabilty
Company named in the foregoing instrument, and that said instrument was signed on behalf of said company by authority of its board and as the free act and deed of said company.

/s/ Katherine J. Balk
Notary Public

LENDER

HOME FEDERAL SAVINGS BANK, a
federally chartered stock savings bank organized
under the laws of the United States

/s/ Eric Oftedahl
By: Eric Oftedahl
Its: Senior Vice President